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                                               May 28, 1996


                              AGREEMENT
                        FOR SALE AND PURCHASE
                          OF BUSINESS ASSETS

      AGREEMENT,  dated  the 28th day of May, 1996 (the  "Closing
Date) among ATC InSys Technology Inc., a Delaware corporation with its principal place of business at 104 East 25th Street, New York, New York 10010 (the "Purchaser"); ATC Environmental Inc., a Delaware Corporation with its principal place of business at 104 East 25th Street, New York, New York 10010 (the "Guarantor"); 3D INFORMATION SERVICES INC., a New Jersey corporation with its principal place of business at Vantage Court, 200 Cottontail Lane, Somerset, NJ 08873, (the "Seller") and Seller's majority stockholder, CIRO DESARO, a New Jersey resident, as an individual ("Mr. DeSaro"). The term "Seller" shall include Mr. DeSaro if and to the extent that Mr. DeSaro holds a personal interest in the assets to be conveyed hereunder.
     The Purchaser desires to purchase certain business assets of Seller in exchange for cash and other consideration as hereinafter provided, and Seller and Mr. DeSaro desire to effect such asset purchase through sale and the covenants and terms of this agreement. Guarantor, the parent corporation of Purchaser, hereby guarantees the full and timely performance of all of Purchaser's obligations hereunder and under the Promissory Note (as hereinafter defined), including but not limited to Purchaser's payment obligations and indemnification obligations hereunder.

                I.   SALE AND PURCHASE OF ASSETS


    1.01 Basic Terms of Sale and Purchase of Assets
      On the basis of the representations, warranties, covenants, and agreements in this Agreement and subject to the terms and conditions of this Agreement:
(a) At Closing, Seller agrees to sell, convey, assign, deliver and transfer to Purchaser and Purchaser agrees to acquire, accept and purchase all of Seller's properties and assets (except those assets expressly excepted from this sale and purchase in 1.01(d)) including, but not limited to, the assets as set forth below, tangible and intangible, personal and mixed, known or unknown, vested or contingent, wherever any and all of such properties and assets shall be located (such assets to be purchased by Purchaser from Seller, whether or not itemized below, are collectively referred to herein as the "Purchased Assets"):
       (1) All of Seller's supply inventory including but not limited to field and office supplies, processing

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           supplies,  labeling supplies, packaging  and  shipping
           materials and selling and promotional materials (no schedule listing supply inventory has been included).
      (2)  All   of  Seller's  tangible  assets,  including   all
           furniture,   fixtures,  office  and  field  production
           equipment, computers, computer software and  inventory
           (such   tangible   assets  are  listed   in   Schedule
           1.01(a)(2) hereto).
      (3) All of Seller's right, title and interest to its telephone numbers (including fax numbers). Purchaser shall have the exclusive right to apply for changes in telephone numbers or in location of telephone numbers.
      (4) All of Seller's interest in the real property lease which is assumed as an Assumed Liability ("Assumed Premises Lease") and all rights to fixtures, tenant improvements, pre-payments and/or deposits pertaining to the Assumed Premises Lease.
      (5)  All  right,  title  and interest  in  and  to  all  of
           Seller's  customer  contracts and agreements,  whether
           written   or   oral  (listed  in  Schedule  1.01(a)(5)
           hereto) ("Customer Contracts") and customer business arrangements and relationships. At closing, Seller shall deliver a copy of each such contract (copies may be delivered by surrendering possession of such
           contracts   to   Purchaser  at  their   then   current
           location).
      (6)  All  interest  in those contracts and subcontracts  of
           Seller   other  than  Customer  Contracts  which   are
           assumed  by Purchaser as Assumed Liabilities ("Assumed
           Contracts").
      (7) All of Seller's right, title, and interest in, if any, the names "3D Information Services Inc.," "3D" or any other fictitious names utilized as business names by Seller or any customarily utilized portion
           or   abbreviation   thereof,  either   alone   or   in
           conjunction with other words; and all of Seller's right, title and interest in any other trade names, trademarks, logos, service names and service marks,
           the    goodwill   associated   therewith    and    all
           registrations    and   applications   in    connection
           therewith associated with Seller's business.
      (8)  Copies   of   such   of  Seller's  business   records,
           including (but not necessarily limited to) accounting records, job files, invoices, correspondence, sales records, technical records, litigation and claims files, customer records and other data and records relating to sales, customers, the Purchased Assets and the Assumed Liabilities, as are necessary to enable Purchaser to carry out its obligations under the Assumed Liabilities, to realize the value from the Purchased Assets, and to conduct the business associated with the Purchased Assets and Assumed Liabilities ("Records").
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       (9) All  of Seller's right, title, interest or proprietary interest claims, if any, in and to any patents or unpatented proprietary technology or processes used by or developed for use or sale by Seller (Schedule 1.01(a)(9)).
      (10) All of Seller's right, title, interest or proprietary interest , if any, claims in and to all copyrights (Schedule 1.01(a)(10)) and to all reports, forms, archives, data bases, studies, methods, research, technical and other books, journals, handbooks, etc. and Seller's rights in and to all other intellectual property in whatever form used in Seller's business, whether or not copyrighted or proprietary to Seller.
      (11) All of Seller's right, title, interest or proprietary interest claims, if any, in and to any and all business or technical computer software associated with Seller's business or the subject matter thereof
           (Schedule   1.01(a)(11));  provided  that   any   such
           software  for  which  Seller  is  obligated   to   pay
           royalties  or license fees to a party not a  party  to
           this   agreement   or   which  contain   assignability
           restrictions, shall be acquired by Purchaser only to the extent assumed as an Assumed Liability.
      (12) Seller's complete customer and contact lists and order backlog. At closing, Seller shall deliver as
           Schedule  1.01(a)(12) hereto a list of all known  past
           and   current:   (i)  customers  and   (ii)   customer
           prospects  on  whom  Seller  maintains  a  record   of
           contacts  made.  The list shall include at a  minimum,
           to   the  extent  readily  available  to  Seller,  the
           complete name, address, contact person, any quantity, credit, price or other term of contract with them and any contracts then in effect.
           Seller will also provide in Schedule 1.01(a)(12) a schedule detailing its order backlog. This schedule will include the customer's name, total billings
           expected,  and  amount  billed  to  date.   The   term
           "backlog" means indications of customer intent to hire the performance of services by Seller which are either formal contractual commitments or are written
           or  verbal  commitments.   Backlog  does  not  include
           accounts receivable or work completed but unbilled as of the date of closing or mere expectations of work.
      (13) Seller's   vendor   list  (schedule   not   included).
           Contracts with vendors shall be assumed by Purchaser only to the extent assumed as Assumed Liabilities.
      (14) All accounts receivable (an aging of which shall be provided as Schedule 1.01(a)(14) as of the close of business on the business day prior to the Closing
           Date) and all unbilled work in process (whether or not booked as revenue or included on any schedule). Any work in process included on the stub period

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           balance   sheet   shall  be  estimated   on   Schedule
           1.01(a)(14) separately from the accounts receivable.
      (15) Cash  in  the  amount of $73,318.93 (to  be  wired  by
           Seller to Purchaser's account within 24 hours of receipt by Seller of Purchaser's wire transfer as set forth in 1.01(b)(2)) and all deposits, proceeds, refunds (except income tax returns), transferring custodial responsibilities for Seller's 401k account, prepaid expenses (including any refunds thereof), and
           other    current    assets   of    Seller    (Schedule
           1.01(a)(15)). This will not include any bank account that may be established by Seller for the purpose of receiving payments that it may receive pursuant to this Agreement from Purchaser or other income that Seller may receive in connection with excluded assets and remain entitled to subsequent to Closing.
      (16) All of Seller's interest in tangible assets subject to leases assumed as Assumed Liabilities (such leased tangible assets are listed on the schedule of Assumed Liabilities to the Assumption Agreement ("Assumed
           Leased  Assets"  or "Assumed Asset Leases")).   Either
           schedule  1.01(a)(16)  or  the  schedule  of   Assumed
           Liabilities shall include the information specified in 2.06(b) with respect to Assumed Leased Assets.
      (17) The non-competition, non-solicitation, confidentiali ty and other restrictive covenants between Seller and
           employees   or  other  parties  listed   on   Schedule
           1.01(a)(17).
    Seller agrees to use its best efforts to provide complete information on the schedules provided for in this 1.01(a) on the date of execution hereof. However, the omission of any item shall not operate to exclude the omitted item from the sale, delivery and assignment thereof (except in those cases where the asset is to be acquired only to the extent a coupled liability is to be assumed as an Assumed Liability (e.g. Assumed Premises Leases) in which case it will be
    deemed   included  only  if  the  liability  is  specifically
    assumed as an Assumed Liability), and the omission of any item shall not alleviate Purchaser's obligation to pay the
    purchase   price   so  long  as  Purchaser  acquires   actual
    possession and beneficial ownership of the omitted item.
 (b)As  consideration  for  the Purchased Assets  and  the  other
    promises,  agreements,  warranties,  and  covenants   hereof,
    including   expressly   the  non-competition/non-solicitation
    covenants hereof, the Purchaser shall:
      (1)  Enter into the Related Agreements; and
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      (2)  Pay  to  Seller  at Closing the sum of  Three  Million
           Dollars ($3,000,000.00). Such payment shall be paid by wire transfer of immediately available funds in accordance with instructions provided by Seller; and
      (3) Execute and deliver at closing a three-year promis sory note in the form of Attachment 1.01(b)(3) (the "Note") evidencing Purchaser's obligation to pay to Seller, over the next three (3) years, an additional
           Two    Million    Five   Hundred   Thousand    Dollars
           ($2,500,000.00)    in    twelve    equal     quarterly
           installments plus interest at a rate of 8.25% on the unpaid balance. Payments will be made on the day of the month prior to the day of closing every third month for the thirty-six months succeeding the date
           of   closing  unless  Purchaser  shall,  at  its  sole
           discretion, elect to pre-pay all or part of the remaining balance at an earlier date. In the event of such pre-payment, any remaining payments will be adjusted to provide for equal quarterly payments over the remaining term of the note.
    Either at Closing or within thirty (30) days following the Closing Date, Seller shall provide to Purchaser final stub
    period   financial  statements  through  the   Closing   Date
    pursuant  to   2.03  hereof. Should  Purchaser  not  wish  to
    assume any liability to be listed on the final stub period financial statement, Purchaser shall notify Seller and such liability shall not be included in the computation of the final stub period financial statement. Any liability listed in the final stub period financial statement shall be assumed by Purchaser. At such time, a final adjustment to the cash purchase price provided for in this section shall be made equal to the amount by which Seller's Adjusted Net Asset Value as of the Closing Date exceeds or is less than the warranted Adjusted Net Asset Value of $1,400,000.00 (see
    2.03).   If  the final Adjusted Net Asset Value is less  than
    $1,400,000.00,  Seller  shall,  within  fifteen  (15)   days,
    refund  the amount of such difference to Purchaser.   If  the
    final   Adjusted   Net   Asset   Value   is   greater    than
    $1,400,000.00, Purchaser shall, within fifteen (15) days, pay the amount of such difference to Seller as additional purchase price.
 (c)The purchase price shall be allocated to the purchased assets based on the values for each asset group set forth below:
           Asset Group                       Allocation

      1. Property, Plant and Equipment          $77,381
      2. Supplies and other current assets   $1,241,541
      3. Work in Progress                      $279,047
      4. Intangibles                         $4,100,000

    The allocations set forth herein have been established through arms length negotiations between Seller and Purchaser. The allocations set forth above shall be adjusted based on final numbers as set forth in the final stub period financial statements.

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 (d)The Purchased Assets will not include the following:
      (1) The Condominium and related mortgage for the premises located at 43 Alexandria Way, Basking Ridge, New Jersey.
      (2)  The 1991 735i BMW vehicle
      (3) Seller's federal, state or local income tax refunds and claims therefor (none of which are recorded on the interim or stub period financial statements).
      (4) The retained tort, contract or insurance claims of Seller specified on Schedule 1.01(d)(5) (the "Retained Claims").
      (5) The consideration delivered by Purchaser to Seller pursuant to this Agreement.
      (6) Seller's corporate minute books and stock records and financial, tax and accounting records relating to periods prior to the Closing Date except that Purchaser is entitled to copies of certain Records pursuant to 1.01(a)(8).
      (7) Personal effects of Mr. DeSaro and of Seller's stockholders, officers and employees in so far as these are not included as assets in calculating the Net Asset Value of the Seller pursuant to 2.03.
      (8) Prepaid insurance in so far as this is not treated as an asset in calculating the Net Asset Value of the Seller pursuant to 2.03.

          1.02   Liabilities of Seller and Purchaser

(a) Purchaser has not, and shall not be construed to have, assumed, adopted or taken over any obligations, debts, liabilities or responsibilities of Seller whatsoever, including (but not limited to) liabilities for local, state or federal taxes, except for the Assumed Liabilities expressly assumed under the Assumption Agreement attached hereto as Exhibit 1.02 and except such future (i.e. post-closing) performance as is obligated under the terms and conditions of Customer Contracts and Assumed Contracts purchased hereunder, the amendment or renegotiation of which Purchaser is free to pursue in its sole discretion. Notwithstanding Purchaser's acceptance of a Customer Contract and the obligation of future performance, Seller, as its interests are defined by such contracts or by law (which shall not be altered or enlarged with respect to third parties by virtue of this agreement), shall retain responsibility and liability for all work performed or goods supplied pursuant to all Customer Contracts prior to closing. Seller agrees that it will retain full liability and responsibility for satisfaction of all its debts or liabilities of any kind, whether known or unknown, fixed or contingent, except those so assumed by Purchaser hereunder. Except for the Assumed Liabilities, Seller agrees to retain

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    and,  pursuant  to  the  provisions of  1.03,  to  indemnify, defend, and hold Purchaser harmless from, all of Seller's obligations, losses, liabilities, debts, responsibilities or claims thereof (and the costs of defense against claims against Purchaser including reasonable attorneys fees and settlement and defense costs), including (but not limited
    to) any and all liability for trade payables and other accounts payable, federal, state or local taxes, employment taxes, tort or contract claims, and employee compensation or benefits, and Seller expressly grants to Purchaser, in addition to other remedies available to it at law or equity, a right of set-off against any payments to be made hereunder as provided in 1.04 (subject to Seller's right to object thereto as described in 1.04) to the extent that any of Seller's non-assumed debts or liabilities are attempted to be enforced against Purchaser.

          1.03   Indemnity Against Liabilities, etc.

(a) In addition to Purchaser's other rights and remedies available at law or equity (and not by way of limitation), Seller and Mr. DeSaro (the "Indemnitor") agrees to indemnify and hold harmless the Purchaser, and its affiliated entities, successors, officers, directors, controlling persons (if any), employees, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (the "Indemnitees") against and in respect of any and all:

      (1) Claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of Seller or Mr.
           DeSaro contained in this Agreement or any of the Related Agreements; and

      (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judg ments, deficiencies, damages, settlements, set-offs, liens, liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising (i) out of the Purchased Assets or the business associated therewith prior to Closing or
           (ii) out of or based upon the acts, omissions, contractual performance or conduct of the business of Seller or Mr. DeSaro whether before or after Closing, except debts or liabilities expressly assumed by Purchaser as Assumed Liabilities in the Assumption Agreement.

(b) In addition to Seller's and Mr. DeSaro's other rights and remedies available at law or equity (and not by way of limitation), Purchaser (the "Indemnitor") agrees to indemnify and hold harmless the Seller and its affiliated

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    entities,   successors,   officers,  directors,   controlling
    persons (if any), employees, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (the "Indemnitees") against and in respect of any and all:

      (1) Claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of Purchaser contained in this Agreement or any of the Related Agreements; and

      (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judgments, deficiencies, damages, settlements, set-offs, liens, liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising (i) out of the Purchased Assets or the business associated therewith after Closing, except for Seller's debts or liabilities not expressly assumed by Purchaser as Assumed Liabilities in the Assumption Agreement; (ii) out of or based upon the acts, omissions, contractual performance or conduct of the business of Purchaser whether before or after Closing; or (iii) out of the Assumed Liabilities after the Closing Date.

(c) The representations and warranties contained in or made pursuant to this Agreement, and the parties respective obligations to indemnify hereunder, shall survive for a period of three years after the Closing.
(d) The parties' respective indemnity obligations hereunder shall be subject to the following:

      (1) An Indemnitee shall give the Indemnitor prompt notice of any allegedly indemnified item incurred, asserted or threatened on the basis of which such Indemnitee intends to seek indemnification from Indemnitor as provided herein, provided however that the obligation of Indemnitor shall be reduced for the failure to give notice at any particular time only to the extent that Indemnitor has been actually prejudiced thereby.

       (2) If an allegedly indemnified event involves the claim of any third party, the Indemnitor shall have the sole control over, subject to its consideration of
           the  interest  of   Indemnitee, and shall  assume  all
           expense with respect to, the defense, settlement, adjustment or compromise of any claim as to which this provision requires it to indemnify the other party provided that (i) the Indemnitee may, if it so desires, employ counsel at its own expense to assist in the handling of such claim and the reasonable expenses incurred by the Indemnitee in employing such counsel shall be borne by the Indemnitor only if the Indemnitor shall have failed to: assume the defense
           of   such  claim;  fails  to  adequately   assume  the
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           defense  of  Indemnitee's  interest,  shall   have   a
           conflict of interest which prevents counsel from zealously representing the interests of both the
           Indemnitor  and  the Indemnitee,   or  fails  to  take
           reasonable efforts to settle such claim, and (ii) the Indemnitor shall obtain the prior written approval of
           the   Indemnitee,  which  shall  not  be  unreasonably
           withheld   or  delayed,  before  entering   into   any
           settlement, adjustment or compromise of such claim or ceasing to defend against such claim, if pursuant thereto  or  as  a  result  thereof,  there  would  be
           imposed   injunctive  or  other  relief  against   the
           Indemnitee or the Purchased Assets.

      (3) In no event shall the Indemnitee be subject to any liability or limitation of any right or remedy for any settlement made without its consent. In no event shall an Indemnitor be liable for any sum in excess of a proposed settlement if consent to such settlement is unreasonably withheld by the other party. No party shall consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to the Indemnitor and Indemnitee of a release from all liability with respect to such claim or litigation.

       (4) The parties' respective indemnity obligations hereunder shall be limited to: (i) individual losses, claims, etc. having a value of $1,000.00 or more (an "Indemnified Claim"); and (ii) losses, claims, etc. after the first $10,000.00 in the aggre gate, of Indemnified Claims (the "indemnity deduc tible"), in which event only the aggregate amount of Indemnified Claim(s) in excess of the indemnity deductible shall be subject to indemnification hereunder. The following are not subject to either the Indemnified Claim threshold or the indemnity deductible and are covered from the first dollar: (a) Seller's warranty that accounts receivable, net of reserves, will be collected (2.06(a)); (b) Seller's warranty that there are no unearned billings or receipts net of reserves for such purpose (2.07(b)); and (c) amounts Purchaser must expend or billing adjustments Purchaser must make to correct deficient pre-Closing Date service performance in a manner consistent with Seller's past business practices. Anything in this Agreement to the contrary notwithstanding, the obligation of Seller and Mr. DeSaro to indemnify Purchaser for any and all
           Indemnified  Claims pursuant to this  Section  or  any
           other provision of this Agreement or any of the Related Agreements ( including but not limited to the foregoing items) shall be limited to and shall not exceed $4,000,000.00 in Indemnified Claims on a cumulative basis and Seller and Mr. DeSaro shall not,

           under any circumstances, be obligated to indemnify Purchaser against any further liabilities once Seller and Mr. DeSaro shall have made aggregate payments in respect of such indemnification of $4,000,000.00 ( irrespective of whether such payments have been made to Purchaser or to third parties and irrespective of whether such payments are in respect of judgments, settlements, attorneys' fees, costs, expenses or otherwise) . With respect to Mr. DeSaro, his maximum potential liability in connection with the foregoing shall be limited to the actual distributions of proceeds from this transaction received by Mr. DeSaro from Seller, net of taxes, provided that Mr. DeSaro shall take all actions necessary to file the appropriate tax returns or amendments to incorporate any amounts required to be paid hereunder and to the extent that he receives any refunds or tax savings, his maximum obligation hereunder shall be increased by such amount.

       (5) With respect to any claim for which an Indemnitor shall indemnify any Indemnitee, the Indemnitor shall be subrogated to all rights of Indemnitees against any and all third parties up to the amount paid by Indemnitor to Indemnitees.

      (6) No party shall be liable for that portion of any claim for which an Indemnitee actually receives insurance proceeds covering such claim (the deductible pertaining to any such insurance shall not be considered to be insurance proceeds).

      (7) The indemnity agreements contained in this Agreement shall inure only to the benefit of Purchaser and Seller respectively and those persons or entities included as "Indemnitees" in this 1.03 by virtue of their relationship to Purchaser or Seller, respectively, and shall not be for the benefit of any other person or entity. These indemnity provisions shall not be construed to abrogate the corporate liability shield as provided by law, to extend a right of action to any third party not otherwise available, or to enlarge the underlying liability of any Indemnitor or Indemnitee to any third party.

          1.04   Rights of Set Off

(a) Without limiting such other rights as it may have at law or equity or by agreement, the Purchaser shall have the right to set off against, and withhold from, any payment otherwise due to Seller and Mr. DeSaro under this Agreement or to any party under any Related Agreement: (i) any amount owing from Seller to Purchaser; (ii) any amount necessary to cure or remedy any breach, default or deficiency of performance by Seller under this Agreement or by any party (except Purchaser) under a Related Agreement; (iii) any amount for which Purchaser (or any Indemnitee identified with Purchaser) is entitled to indemnification hereunder; and
    (iv) Purchaser's costs or expenses (including reasonable attorney fees) related to (i), (ii) or (iii). In-kind goods or services provided by Purchaser for which Purchaser would be entitled to set-off if paid by Purchaser in money shall be valued at Purchaser's Cost.


(b) It shall not be necessary that a breach, default or threatened breach or default has not yet resulted in actual damage to a party for the party to exercise its set off rights hereunder, but rather a party shall have the right to withhold payment to cover the future effects of any breach, default or threatened breach or default where the party has a reasonable belief that loss or damage will occur in the future as a result thereof, provided that the amounts set off are reasonably based on the expected loss or damage and that if such loss or damage does not in fact occur, such party shall then pay the withheld amount plus interest thereon at the average of the Prime rate quoted in the New York Times for the first day on which such a rate is published in each month for which interest is due. Provided the party setting-off gives five days written notice and opportunity to cure to the other party, the set-off and withholding of money shall not constitute a breach or default under this agreement or the Promissory Note pending the final resolution of any dispute as to entitlement or amount.

(c) In the event Purchaser desires to exercise its rights to set-off hereunder, after the notice required by 1.04(b) above (which notice shall include, with reasonable specificity, the basis for Purchaser's claim), Purchaser shall deliver the set-off amount ("Set-Off Funds") to a neutral third party mutually agreed upon in writing by the Seller, Mr. DeSaro and the Purchaser (the "Escrow Agent"). The Escrow Agent shall deposit the Set-Off Funds in an insured, segregated, interest-bearing account. The Escrow Agent shall hold the Set-Off Funds in escrow until such time as Escrow Agent receives written notice as hereinafter provided. Escrow Agent shall deliver the Set-Off Funds, and interest thereon, promptly upon delivery of and in accordance with either (i) a joint written notice of Purchaser, Seller, and Mr. DeSaro providing instructions therein, or (ii) written notice of Purchaser, Seller or Mr. DeSaro providing instructions therein and certifying that the dispute with respect to any or all Set-Off Funds has been determined and resolved by entry of a final order, decree or judgment of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) or consent to entry of a judgment concerning an Indemnified Claim, which notice shall be accompanied by a copy of such order, decree or judgment certified by the clerk of such court. If the amount payable to Purchaser in satisfaction of a disputed indemnified claim, as determined in accordance with the preceding sentence is in excess of the amount of the Set-Off Funds, an additional amount necessary to satisfy such indemnified claim shall be delivered by the Seller to the Purchaser, subject to the limitations set forth in 1.03(d)(4). If such amount payable is less than the amount of the Set-Off Funds with respect thereto, the excess amount shall be released by the Escrow Agent to the Seller. In the event that the Escrow Agent shall be uncertain as to the duties or rights under this Agreement or shall receive from either Purchaser, Seller or Mr. DeSaro instructions with respect to the Set-Off Funds which, in Escrow Agent's opinion are in conflict with any provision of this Agreement, the Escrow Agent shall notify the parties of that fact and shall be entitled to refrain from taking any action in accordance with such instructions other than to retain the Set-Off Funds until the Escrow


    Agent shall have been instructed otherwise in a writing signed by all parties or by a final order of a court of competent jurisdiction, whichever occurs first. Purchaser and Seller agree to share equally in the costs of maintaining this Escrow Account.

                   II.   WARRANTIES OF SELLER

      As a material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to the Purchaser as follows:

          2.01   Organization and Qualification

(a) Seller is a corporation in good standing under the laws of the state of New Jersey with the full power and authority to enter into contracts, to sell its assets and to perform the other agreements and covenants as provided in this agreement. Seller is authorized to do business and is in good standing in each jurisdiction in which it maintains an office. The certificate of incorporation and by-laws of Seller and all amendments thereto provided to Purchaser at Closing are each as presently in effect, are true and correct copies and have been certified by the president of the corporation. Seller is not, and will not be as a result of executing and performing this Agreement and related agreements, in violation or breach of, or in default with respect to, any term of its certificate of incorporation, by-laws or other charter document.

(b) Seller has no subsidiary or affiliated corporations or entities other than those listed on Schedule 2.01(b).

          2.02   Capitalization

      The authorized capital stock and all other equity interests of Seller of whatsoever type or description are owned of record and beneficially in accordance with a table in the following form set forth in Schedule 2.02:

          Name of Stockholder                Number of Shares
          ------------------                 ----------------

The stock or equity interests are not encumbered or restricted in any way that will interfere with this transaction, affect Purchaser's title to or beneficial use of the Purchased Assets or subject Purchaser to liability to any stockholder, except as recorded on the stub period balance sheet as a liability.


          2.03   Financial Condition

(a) Seller has delivered to the Purchaser and attached hereto  as
    Schedule 2.03 true and correct copies of the following: (i) audited balance sheets, statements of income, statements of retained earnings, and statements of cash flows of Seller for Seller's last completed fiscal year; (ii) reviewed balance sheets, statements of income, statements of retained earnings, and statements of cash flows of Seller for Seller's two previously completed fiscal years; and (iii) the unaudited balance sheet and statements of income, retained earnings and cash flows of Seller for the stub period beginning on the date after the date of the last audited statements and ending as close as practicable to the Closing Date of this Agreement (the "interim period financial statements"). Within thirty (30) days following the Closing Date, Seller shall provide final unaudited balance sheet and statements of income, retained earnings and cash flows of Seller for the stub period beginning on the date after the last audited statements and ending on the Closing Date (the "stub period" and "stub period financial statements").
    The financial statements referred to in Section 2.03 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for adjustments thereto which are disclosed on Schedule 2.03, are correct and complete in all material respects, and are materially in accordance with the books and records of Seller. Except as specifically described elsewhere in Schedule 2.03, from the date of the interim period financial statements to the date of Closing:

      (1) There has been no material adverse change in the financial condition, results of operations, proper ties, assets or liabilities and no material adverse change in the business or to the Seller's knowledge or belief, future prospects.

       (2) The operations and business of Seller have been conducted in all respects only in the ordinary course in accordance with past practice.

       (3) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Seller which
           Seller has reason to believe as of the date of closing will not be profitable and which could have a material adverse effect on Seller's financial condition or the net stockholders' equity to be conveyed herein.

       (4) Seller  has  not  suffered  losses  (whether  or   not
           covered by insurance) having in the aggregate a material effect or waived any right of material value.

      (5) Seller has not authorized, declared, paid, or effected any dividend or other distribution in respect of its capital stock, any direct or indirect redemption, purchase, or other acquisition of any such stock or any bonus or other payment to employees, officers or directors other than payment of regular compensation and expense reimbursements in

           the ordinary course. This shall not apply to any special distributions or contributions of capital that may be made to ensure that the net worth of Seller at time of closing is equal to the documented amount of $1,400,000.

    There is no fact known to Seller which materially adversely affects or in the future, to Seller's knowledge or reasonable belief, may materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the business associated with the Purchased Assets except as disclosed on Schedule 2.03; provided, however, that Seller expresses no opinion as to political or economic matters of general applicability.

(b) Seller's  Adjusted Net Assets as of the Closing Date  is  not
    less  than $1,400,000.00.   In the event of a breach of  this
    representation,   Purchaser's  sole  remedy  shall   be   the
    purchase price adjustments as described in 1.01 (b).

(c) "Adjusted Net Assets" means the assets transferred less the liabilities assumed as shown on the final stub period balance sheet.

(d) The Purchaser's in-house and independent accountants shall be afforded free and full access to the working papers (to the extent permitted by Seller's accountants) and records used by Seller's independent and in-house accountants in conducting their audit and in preparing their unaudited stub period statements. If there is a difference of opinion between the two accounting firms as to the general acceptability of any of the accounting principles followed in connection with such audit and report or the results indicated thereby, the respective accountants shall immediately confer in an effort to resolve such differences. If the firms are unable to resolve their differences of opinion, the firms shall designate a third independent "Big Six" accounting firm. The fees and costs incurred in retaining such third independent accounting firm shall be shared equally by the Purchaser and the Seller. The determination of such third independent accounting firm shall be final and binding upon the parties for purposes of preparing the unaudited stub period statements and determining the Adjusted Net Asset Value.


          2.04   Tax and Other Liabilities

(a) Seller has filed all payroll and other federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Purchaser a true and correct copy thereof  and  Purchaser  acknowledges  receipt  thereof;  and
    Seller has delivered to the Purchaser, and Purchaser acknowledges receipt of, a true and correct copy of any report as to any audit or adjustments received by Seller from any taxing authority during the past five years and a statement describing the status of any litigation, governmental or other proceeding (formal or informal), or

    audit or investigation pending, or, to Seller's knowledge, threatened, or in prospect with respect to any such report or the subject matter of such report.

 (b) Except as disclosed on the stub period financial statements provided pursuant to 2.03 or on Schedule 2.04, Seller has no liability of any nature, accrued or contingent, including without limitation liabilities for payroll and other employee taxes, federal, state, local, or foreign taxes or liabilities to customers or suppliers, other than the liabilities which will be reflected on the stub period financial statements. Seller has paid all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, or income, which are due and payable. Except for any specifically Assumed Liabilities for taxes, Purchaser shall incur no liability, cost or expense in connection with Seller's federal, state, local or employee-related taxes, including any cost or expense arising from investigations, audits, proceedings or actions taken by taxing authorities.

(c) Seller has paid or will pay all Seller's expenses, taxes (except sales taxes), and other liabilities, resulting from the preparation of, or the transactions contemplated by, this Agreement. These costs will not be assumed by Purchaser except to the extent they are included on the interim and stub period financial statements and expressly assumed as Assumed Liabilities.

          2.05   Litigation and Claims

       Except as set forth on Schedule 2.05, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to Seller's knowledge, threatened, or in prospect (or any basis therefore known to Seller) with respect to Seller, any affiliated entity or any of their business, properties, or assets. Seller is not affected by any present or , to Seller's knowledge, threatened strike or other labor disturbance nor to the knowledge of Seller is any union currently representing or attempting to represent any employee of Seller as collective bargaining agent. Seller is not in material violation of, or in default with respect to, any material law, rule, regulation, order, judgment, or decree, including any environmental laws or regulations. Among the other matters required to be disclosed under this section, Schedule
2.05 shall set forth all past (previous three years) and current citations, violations, fines, judgments, decrees, orders, consent decrees or orders, and pending proceedings of any type arising out of the alleged violation of any material federal, state or local criminal, bidding or procurement, environmental, health and safety, licensing or labor law or regulation or out of alleged deficiencies, negligence, intentionally wrongful act or breach of contract in the performance of services. Except for liabilities assumed under the Assumption Agreement, Purchaser will incur no liability for any of the above as a result of this transaction.


          2.06   Accounts Receivable and Properties

     Except as set forth on Schedule 2.06 or regarding the assets excluded from the Purchased Assets identified in 1.01(d) or except as Purchaser has expressly assumed such lien, etc. as an Assumed Liability, Seller has good title to all personal properties and assets transferred by this Agreement or included in the calculation of Adjusted Net Asset Value or owned by it free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

(a) All  accounts  receivable  and  work  in  process  of  Seller recorded on the interim period balance sheet or to be recorded on the stub period balance sheet (all of which are shown on Schedule 1.01(a)(14)) arose from valid transactions in the ordinary course of Seller's business and will be collected within one (1) year of the closing by Purchaser utilizing reasonable and customary collection procedures (e.g. measures such as legal action or mechanics liens shall not be required of Purchaser). Any account which has not been so collected within one year shall be conclusively deemed to be uncollected and uncollectible by Purchaser. All uncollected accounts shall be remedied by Seller by set-off hereunder (or if set-off is not available, by indemnification and repayment). Upon such remedy, the accounts shall be assigned to Seller. All accounts receivable of Seller to be shown on the stub period balance sheet were fully earned as of the date of closing, and Purchaser will have no performance obligations for which it will not be entitled to bill (no account receivable represents a pre-billing except to the extent an allowance is reserved for it).
    Upon written notice to Purchaser, Seller may request to have any account receivable which is uncollected as of three (3) months after Closing re-assigned to Seller. Purchaser shall not unreasonably deny or delay such request. Such request by Seller for re-assignment shall constitute Seller's agreement to a set-off in such amount, which Purchaser may exercise immediately unless remedied by Seller by repayment. All payments received by Purchaser shall be deemed to be in payment of an account receivable of Seller shown on the stub period balance sheet, unless otherwise indicated by the account debtor or otherwise readily identifiable as being payment of a post-Closing Date receivable, and Purchaser shall take no actions to have the account debtor so designate otherwise in order to frustrate the collection of the accounts receivable.
    Upon reassignment of any accounts receivable to Seller, Seller shall have the right, in its sole discretion, to collect the balance thereof by any method it desires, including suit or other third-party collection methods.

(b) Attached as the schedules to 1.01, or as the Schedule of Assumed Leased Assets to the Assumption Agreement, are lists of all material properties and assets owned, leased, or licensed by Seller (not including supply inventory), and, with respect to such properties and assets leased or licensed by Seller, a description of such lease or license. All such properties and assets (including Intangibles) owned

    by Seller are reflected on the interim period balance sheet. Except as disclosed on Schedule 2.06(b), each physical asset having a depreciated value on Seller's books greater than five thousand dollars will be in operational condition as of Closing (except for normal wear and tear which is not such as to affect their operability), has been routinely maintained and, to Seller's knowledge, has no defects which will render it unable to be used in the ordinary course as of the Closing Date.

(c) Except as noted on Schedule 2.06(c), to Seller's knowledge, no real property owned, leased, licensed, or used by Seller lies in an area which is subject to zoning, use, environmental or building code restrictions which would prohibit, and no state of facts relating to the condition of any building or property or action or inaction of a person or entity or the ownership, leasing, licensing, use or regulation of any real or personal property exists or, to Seller's knowledge will or is likely to exist which would prevent the leasing and use after Closing of such real property by Purchaser in the business in which Seller is now engaged. Purchaser will incur no liability as a result of environmental conditions associated with any real property ownership, leasing or use by Seller prior to closing.

          2.07   Contracts and Other Instruments

(a) Schedule 2.07 and the Schedules described in Section 1.01 set forth all material contracts to which Seller is a party, including leases and licenses and all supply, distribution, agency, financing or other arrangements and understandings. Seller has furnished to the Purchaser, upon Purchaser's request, the following: (i) true copies of all written contracts, agreements, and instruments; (ii) true copies of all leases and licenses; and (iii) true written descriptions of all non-written supply, distribution, agency, financing, or other arrangements or understandings. Any of the foregoing not disclosed on the Schedules described in 1.01 are listed on Schedule 2.07. Neither Seller nor, to Seller's knowledge, any other party to any such contract, agreement, instrument, lease, or license is now or is expected as of closing by Seller to be in the future in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, except as disclosed on
    Schedule 2.07. Neither Seller nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding. All of Seller's benefits of all contracts and arrangements, including Customer Contracts (and non-binding customer arrangements included on the backlog schedule) will be fully transferred to Purchaser as a result of this transaction to the extent transferable (the benefits of contracts which become obligations of Purchaser only if assumed as an Assumed Liability will only be transferred if so assumed as an Assumed Liability). Seller represents that it shall make best efforts to transfer such benefits including the covenants set forth in 4.13, and Seller shall not make any

    claim or receive any benefit by virtue of the fact that any such contracts or benefits are non-transferable. Seller also represents that all Customer Contracts are for the delivery of professional personal consulting services and not for the delivery of products or working software.
(b) Except for situations disclosed on Schedule 2.07(b) and for the cost of correction of which an adequate reserve is recorded on the interim period balance sheet as a liability: all services and products performed or supplied by Seller prior to closing were complete and proper, within the scope of performance defined by the contract or arrangement, and, to Seller's knowledge, to the satisfaction of the customer; no curative or corrective work, replacements or payments are necessary to render such performance legally or contractually sufficient; and all costs for performance completed prior to closing have been duly recorded as liabilities on the interim period financial statements or will be duly recorded as liabilities on the stub period financial statements. Except as disclosed on Schedule 2.07(b), billings by Seller on each contract to be acquired by Purchaser as a Purchased Asset have not constituted a greater percentage of total allowable billings under such contract than the percentage of work performed prior to closing has constituted of total work to be performed under such contract. Except as so disclosed and assumed as an Assumed Liability, no Customer Contract to be acquired as a Purchased Asset has been sold at less than cost.
(c) Seller enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Seller is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or to the knowledge of Seller is likely in the future to have, a material adverse affect on the Purchased Assets or the operations or business associated therewith. Except as disclosed on Schedule 2.07(c), Seller has neither engaged within the last five years in, is engaging in, nor intends to engage in any transaction with, nor has had within the last five years, now has, or intends to have any contract, agreement, lease, license, arrangement, or understanding with, any Stockholder, any director, officer, or employee of Seller, any relative or affiliate of any Stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which Seller, any such director, officer, or employee, or any such relative or affiliate then had or now has a five percent (5%) or greater equity or voting or other substantial interest, other than such contracts and agreements as so listed and specified on
    Schedule 2.07(c). There exists no contract, agreement, right or understanding material to the business or officers of Seller which is in the name of any principal, officer, director, stockholder or any other person or entity other than Seller except as disclosed and so identified on
    Schedule 2.07(c).
(d) The  backlog items listed on the backlog schedule as part  of
    Schedule 1.01(a)(12) hereto all represent actual commitments by clients for the performance of services by Seller which

    are either actual contractual commitments or actual written or verbal communications of commitment received by Seller from the client to hire Seller for the performance of such services in such amounts as are shown on the schedule.

          2.08   Employees and Employee Liabilities

(a) Seller has set forth in Schedule 2.08 a description of all of its pension, profit-sharing, option, other incentive plans, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all obligations to, or arrangements with, employees for wages, salary, bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. Seller has furnished to the Purchaser true and correct copies of all documents evidencing such plans, obligations or arrangements referred to in Schedule
    2.08 (or written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans, and Purchaser acknowledges receipt thereof. Schedule 2.08 also contains a true and correct  statement  of the names, relationship  with  Seller, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the last completed fiscal year and for the interim period of each director, officer, employee or sales agent of Seller. All obligations, debts and liabilities associated with all of the above have been properly reflected as liabilities on the warranted financial statements provided in 2.03.

(b) Except for the Assumed Liabilities assumed by Purchaser under the Assumption Agreement, Purchaser will not incur any liability to or on behalf of Seller's employees arising out of their employment with Seller or out of Seller's acts or omissions (as distinguished from Purchasers acts or omissions after closing), including (but not limited to) any liability: under ERISA or the Internal Revenue Code; for obligations to, or arrangements with employees for wages, salary, bonuses, incentive compensation, vacation, severance pay, insurance, or other benefits, or employee taxes; for personal injury; or for discrimination, harassment, or wrongful discharge under federal, state or local law. Except as disclosed in Schedule 2.08(b), there is no litigation, arbitration, claim, governmental or other proceedings (formal or informal), or investigation pending, or to Seller's knowledge threatened, or any basis therefore known to Seller with respect to any such employee benefit plan, compensation arrangement or the Seller's acts or omissions with respect to its employees or its work environment.

          2.09   Patents, Trademarks, Copyrights, etc.

      Seller neither owns nor has pending, or is licensed  under, any patent, patent application, trademark, trademark application,
trade   name,  service  mark,  copyright,  franchise,  or   other

intangible property or asset, other than as described in the Schedules to 1.01(a) or in Schedule 2.09, all of which are in good standing and uncontested. The Schedules to 1.01(a) and 2.09 together accurately set forth a description of any intangibles owned by Seller and with respect to intangibles licensed by Seller from or to a third party, a description of such license. This Schedule shall note any financial value associated with these intangible assets that has been included in the calculation of Adjusted Net Asset Value. Except as disclosed on such schedules, to Seller's knowledge, no person other than Seller or such licensers own any interest in any such intangible. Neither any stockholder, any director, officer, or employee of Seller, any relative or affiliate of any stockholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder, any such director, officer, or employee, or any such relative or affiliate had or now has a five percent (5%) or greater equity or voting or other substantial interest, possesses any intangible which relates to the business of Seller except as such interest is disclosed on
Schedule 2.09. There is no right under any intangible necessary to the business of Seller as presently conducted or as it contemplates conducting, except such as are so designated in Schedules 1.01(a) or 2.09. To Seller's knowledge, Seller has neither infringed, is infringing, or has received notice of infringement of intangibles of others (this warranty expressly covers any software conveyed under 1.01(a)(9)). To the knowledge of Seller there is no infringement by others of intangibles of Seller. As far as Seller can foresee, there is no intangible of others transferred hereunder, the loss of which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Seller.

          2.10   Questionable Payments

      Except as disclosed on Schedule 2.10, neither Seller, any director, officer, agent, employee, or other person associated with or acting on behalf of Seller, nor any stockholder has, directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) knowingly made any false or fictitious entry on the books or records of Seller; (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or (g) made any unlawful bribe, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. Neither Purchaser nor the Purchased Assets will be subject to any debarment or other limitation on bidding or contracting as a result of any of the foregoing or like improper conduct.


                  2.11     Authority to Sell

      Seller has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Seller have been or as of the Closing Date will have been duly taken to authorize the execution, delivery, and performance of this Agreement by Seller acting through Mr. DeSaro and other duly authorized officers. This Agreement has been duly authorized, executed, and delivered by Seller, has been duly executed and delivered by Mr. DeSaro, constitutes the legal, valid, and binding obligation of Seller (and Mr. DeSaro but only in so far as any obligation is Mr. DeSaro's in accordance with the express terms thereof), and is enforceable as to them in accordance with its terms. Except as disclosed on Schedule 2.11, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any governmental authority, court or other tribunal or entity or individual is required by Seller or Mr. DeSaro for the execution, delivery, or performance of this Agreement by them. The execution, delivery, and performance of this Agreement will not result in such breach(es) of any agreement(s), instrument(s), lease(s), license(s), arrangement(s), or understanding(s) as will in the aggregate materially diminish the value of the Purchased Assets or Purchaser's realization of the benefits thereof, or materially violate or result in a breach of any term of the certificate of incorporation (or other charter document or by-laws of Seller) or violate, result in a breach of, or conflict with any material law, rule, regulation, order, judgment, or decree binding on Seller or Mr. DeSaro or to which any of their operations, business, properties, or assets are subject. Upon the Closing, Purchaser will have good title to the Purchased Assets, free and clear of all liens, security interests, pledges, charges, stockholders' agreements, and encumbrances except those expressly assumed as Assumed Liabilities and except for such other liens and interests as may be granted by the Purchaser.

          2.12   Restricted  Professional and Small Business  Set
                  Aside Revenues

      The gross revenues of Seller for each of the previous two fiscal years and for the stub period, received from: a)
professional services of any type which Purchaser would be precluded from performing by laws or regulations pertaining to regulation of professions or professional corporations; or b) from contracts or subcontracts (or services otherwise performed) under Small Business Set Aside or comparable business-size or racial, gender or other class-restricted programs (e.g. WBE contracts) of the Small Business Administration or other federal or state agency were as set forth on Schedule 2.12.

          2.13   Loans to Insiders

      Seller has not made any loans to stockholders, officers, directors, employees or any other person or entity other than the loans set forth on Schedule 2.13.


          2.14   Fictitious Names

      Schedule 2.14 sets forth each fictitious name utilized by Seller and lists the jurisdictions in which each such name is registered. Except as set forth on Schedule 2.14, Seller has not done business under any name and has not registered any names in any jurisdiction other than its corporate name.

          2.15   Absence of Undisclosed Liabilities

      Except as set forth in the schedules to this Agreement or the stub period balance sheet, Seller has no obligations or liabilities of any kind, fixed, accrued or contingent which would materially affect the value of the Purchased Assets or Purchaser's title to the Purchased Assets or the business associated therewith.

          2.16   Books and Records

      Except as described in Schedule 2.16, the books and records of Seller are in all material respects complete and correct. Seller and Purchaser shall retain responsibility and liability for care and custody of business records that remain in their respective possession. The liability of Seller and Purchaser for loss, theft or destruction of records in their respective possession that may be required by the other party shall be limited to costs that may actually be incurred for reconstruction of the lost, stolen or destroyed records up to a cumulative maximum cost of $100,000. Seller and Purchaser shall have no responsibility or liability whatsoever for consequential damages that may be suffered by the other party as a result of any such loss, theft or destruction. Seller and Purchaser agree to retain their respective records for a period of seven years following the date of closing.

          2.17   Banking Matters

     Seller represents that there are no direct deposits, lockbox or similar arrangements for the payment by Seller's customers into Seller's bank accounts.

          2.18   Assets Free and Clear of Liens

      The Purchased Assets will be free and clear of all liens, security interest, claims or encumbrances or any nature or description except for the Assumed Liabilities, and Seller will have procured and delivered at or prior to the Closing proof of release and satisfaction of any of the foregoing security interests or claims which are not assumed as Assumed Liabilities.


          2.19   Conditions to Consents

      Except as disclosed on Schedule 2.19, Seller has not made any agreement or understanding as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

          2.20   Completeness of Disclosure

      No representation or warranty by Seller or Mr. DeSaro in this Agreement contains any materially untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading.

III.   REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR

      As a material inducement to Seller and Mr. DeSaro to enter into this Agreement, Purchaser and Guarantor represent and warrant as follows:

          3.01   Organization and Good Standing

      Purchaser and Guarantor are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to engage in business in the State of New Jersey, with full power and authority to enter into and perform each of the transactions contemplated by this Agreement.

          3.02   Execution and Performance Authorized

      This Agreement and all other documents and agreements contemplated hereunder have been duly executed and delivered by the Purchaser, such execution and delivery and the consummation by Purchaser of the transactions contemplated hereunder have been duly authorized by all necessary corporate action, and no further action is required by law, its corporate charter, bylaws or otherwise to authorize all action to be taken by Purchaser with respect to this Agreement and the consummation of the transactions contemplated hereunder. The Agreement and the other documents contemplated hereunder are binding and are enforceable against Purchaser in accordance with their terms.


          3.03   Absence of Litigation

      There is no action, lawsuit, proceeding or investigation of any kind or nature pending or threatened against Purchaser before any court, tribunal or administrative agency or board which might, individually or in the aggregate, materially and adversely
(i) affect Purchaser's solvency or its ability to perform hereunder, or (ii) render any one or more of the transactions contemplated hereunder void or voidable.

          3.04   No Other Default

      The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of Purchaser's corporate articles, bylaws or minutes or any agreement to which Purchaser is a party or by which any of its property is subject or by which it is bound.

          3.05   Permits and Filings

      There is no requirement applicable to Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of any third party or any governmental or other regulatory authority as a condition of the lawful consummation of the transactions contemplated under this Agreement. Purchaser represents that, after reviewing relevant facts regarding Purchaser and Seller and their operations, including Seller's audited financial statements warranted under 2.03(a), Purchaser has determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the transactions contemplated by this Agreement is not necessary or required. Purchaser agrees to indemnify and hold harmless and defend Seller and/or Mr. DeSaro individually against any and all penalties which may be assessed against Seller and/or Mr. DeSaro as a result of a breach of this representation.

          3.06   Absence of Lien

      The monies to be paid by Purchaser under 1.01 shall be paid by Purchaser and received by Seller free and clear of any lien, charge or encumbrance arising out of any agreement or instrument to which Purchaser is subject or by which their properties are bound.

          3.07   Solvency

      At the Closing and after payment of the purchase price as required under 1.01, Purchaser and Guarantor will be and will, for so long as there remains an outstanding balance due to Seller

pursuant to the Promissory Note, remain solvent under all applicable federal and state laws and regulations. Purchaser and Guarantor also agrees that they will not intentionally cause their business to be conducted in a manner that results in their becoming insolvent; provided, however, that consistent with the foregoing, this covenant shall not restrict the future business decisions of Purchaser and Guarantor which relate to the Purchased Assets or the business associated therewith.

          3.08   Financial Condition of Purchaser and Guarantor

      Following the consummation of the transactions contemplated by this Agreement, Purchaser and Guarantor will have sufficient capital and property remaining to conduct their businesses and to fulfill their obligations to Seller hereunder. Purchaser and Guarantor shall jointly, after the Closing and for so long as there remains an outstanding balance due to the Seller pursuant to the Promissory Note, maintain net stockholder equity equal to at least two times the outstanding value of the Promissory Note.

                         IV.  COVENANTS


          4.01   Intentionally omitted


          4.02   Release by Stockholders

     Seller shall make reasonable efforts to deliver to Purchaser at or after the Closing a consent and release from each stockholder of Seller in the form of Exhibit 4.02. Failure of Seller to provide such documents shall not be deemed a default under this Agreement.

          4.03   Intentionally omitted

          4.04     Non-Competition
 (a) Effective as of the Closing Date, Seller and Mr. DeSaro agree, in consideration of the obligations of the Purchaser hereunder, to strictly abide by the following covenants. Seller and Mr. DeSaro agree that for a period of three (3) year after closing, they will not, directly or indirectly:

      (1) disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than Guarantor, Purchaser or their affiliates any information which is not otherwise available regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade

           secrets, customers or clients, or any other confidential information relating to or dealing with the business operations of Seller or the Purchased Assets, made known to them or learned or acquired by them while employed by Seller.

      (2)  for  themselves  or any other person or  entity  other
           than   Purchaser,  hire  or  induce  or   attempt   to
           influence any employee of Guarantor or Purchaser or their affiliates to terminate such employment.

      (3) make any sales contact with, or solicit or accept business from any customers of Purchaser or entities who were customers of Seller during the three years prior to closing, without regard to the location of the business, provided, however, that this restriction shall apply only to products or services which are competitive with those of Seller at the time of Closing.

      (4) engage in any business within New York, New Jersey, Connecticut, Pennsylvania or Florida on behalf of themselves or any party other than Guarantor or Purchaser in the fields from which the Seller has historically derived revenues, or otherwise compete with the business transferred to Purchaser hereunder. These fields would include (but are not necessarily limited to) general management consulting; recruitment of technical data processing staff as consultants (distinguished from in-house recruitment of employees); application and system programming; software engineering and management; analytical, technical and programming support for the development and maintenance of data processing systems; design, installation and configuration of computer networks; development, testing, documentation, implementation and support of database systems; beta-testing, analysis, programming and implementation of centralized, multi-user office automation software and hardware; remote or hosted network management services; and support of communication related circuit or routing equipment.

      (5) except for the benefit of Purchaser, use the name 3D or represent to any potential client that they are representing the business transferred to Purchaser hereunder.

(b) Seller and Mr. DeSaro agree that the provisions of this Section are reasonable in scope and duration and are necessary to protect Purchaser's bona fide confidential business information, both that developed internally and that purchased from Seller, and to give value to the Purchased Assets and the goodwill associated therewith and to protect Purchaser. Seller and Mr. DeSaro agree that the customer names and other customer and business information of the Purchaser and such information purchased by Purchaser from Seller is proprietary, and they agree that a breach of

    any of these provisions will cause irreparable harm for which money damages alone will not be sufficient compensation and that Purchaser shall have available to it, in addition to any other remedies available by law, equitable remedies, including the remedy of injunction, to enjoin the breach or threatened breach of the provisions of this section.

(c) Purchaser agrees that, in the event it has defaulted on its obligations under the Promissory Note, and such default remains uncured after notice and opportunity to cure under the terms of the Promissory Note, Mr. DeSaro will be released from the provisions of this 4.04 and from the non-competition and non-solicitation provisions of his employment agreement provided he is not then employed by the Purchaser or an affiliate or successor.

          4.05   Bankruptcy

      Seller and Purchaser agree that for a period of one year after the Closing, neither of them will file an application or petition for voluntary bankruptcy under the United States Bankruptcy Code or any application under any similar state or federal statute.

          4.06   Termination of Seller's Employees

      Seller shall terminate all of its employees as of or before the Closing Date, except such administrative employees as are needed to enable Seller to wind down its affairs and perform any continuing employee benefit or other administrative functions.

          4.07   Hiring of Seller's Employees

      Purchaser  shall  have the right to  hire  any  or  all  of
Seller's employees. Although Purchaser's decision whether to hire Seller's current employees lies solely within the discretion of Purchaser, Seller and Mr. DeSaro agree to assist and facilitate Purchaser's negotiations with Seller's employees. In this regard, Mr. DeSaro will assist Purchaser in identifying any key employees of Seller to whom Purchaser should direct special attention and incentives. The negotiation of suitable terms with employees lies in Purchaser's sole discretion and the decision whether to hire any or all employees shall not relieve Seller and Mr. DeSaro of any of their obligations hereunder; provided, however, that Purchaser shall hire and maintain for a sufficient period of time, a sufficient number of employees at each establishment so that Seller does not violate the federal WARN Act (29 U.S.C. 2101 et seq.) or any similar act under state law. Seller shall retain responsibility for termination and associated termination costs or continued employment, as the case may be, of any employees not hired by Purchaser and for accrued vacation and all other pre-closing accrued liabilities to employees except those assumed as Assumed Liabilities (see 2.08).


          4.08   Transaction Costs and Expenses

     The Purchaser, Seller and Mr. DeSaro shall each bear and pay all of their respective costs, fees and expenses incurred in connection with bringing about this transaction including, without limitation, all legal, accounting, auditing and appraisal fees in negotiating and preparing the documents and in consummating, closing and carrying out the transactions contemplated hereby. Notwithstanding the forgoing, the parties acknowledge that Seller shall be responsible for up to $6,000 of the costs and expenses for the services of Deloitte & Touche, LLP incurred in connection with the audit of financial statements delivered to Purchaser pursuant to this Agreement, and Purchaser is responsible for all costs and expenses in excess of this amount. Any costs to be charged to Seller shall be included on the stub period balance sheet and reflected in the warranty of Adjusted Net Asset Value made in 2.03(b).

          4.09   Access to Information and Records

      Each party shall provide to the other, with reasonable promptness following a request in writing (not to exceed ten (10) business days), such information and data with respect to
Seller's business before Closing and/or the Purchased Assets as may from time to time be requested by the other party. In the event either Purchaser or Seller is required to prepare statements or to produce or compile information for a government agency which requires access to information or for any other reasonable purpose including the desire to verify any information provided to the other party relative to this agreement, the parties agree to allow the other party reasonable access to records, including the working papers of the other party's accountants (to the extent permitted by such accountants), and to provide reasonable cooperative assistance in the preparation of reports, documents, etc. without charge except for reimbursement of any actual, out-of-pocket expenses, exclusive of the cost of in-house staff time. Notwithstanding the foregoing, in the event that a party is or anticipates becoming a party to litigation, this 4.09 or any other provision of this Agreement shall not be construed to require such party to provide information to the other which could prevent such party from making a bona fide claim of attorney/client privilege or such other privileges as may be applicable with respect to such information.

          4.10   Addresses, Mail and Deliveries

      Purchaser shall have the right to receive and open for inspection all mail and deliveries addressed to any address to the names of "3D Information Services, Inc." or "3D" or otherwise reasonably appearing from the outside to contain Purchased Assets or documents which would customarily be received by the owner of the Purchased Assets. Purchaser shall have the right to receive and open for inspection all mail and deliveries delivered to its premises (including the premises assumed hereunder) addressed to "3D Information Services, Inc." or any person who was an employee or former employee of Seller unless it is clear from the envelope that the contents belong to Seller or are personal in nature. Purchaser and Seller shall each use their best efforts to avoid

opening mail or deliveries which rightfully belongs to the other and shall turn over to the other any property, including checks or money, belonging to the other within twenty-four hours after determining its rightful ownership. Purchaser shall have the exclusive right to apply for change of address, change of telephone numbers or location of telephone numbers applicable to the purchased names or Purchased Assets. Seller agrees to execute and return to Purchaser within three business days after receipt thereof such assignment or consent forms as Purchaser reasonably requests to effect such changes of address, telephone number location or telephone numbers.

          4.11   Intentionally Omitted


          4.12   Related Agreements

      Seller, Mr. DeSaro and Purchaser each agree to execute, to deliver at Closing and to faithfully and fully perform the
Related Agreements referenced in 7.01. Failure to deliver the stockholder non-competition agreements referred to in 7.01(b) shall not be considered a default.

          4.13   Assignment   of   Agreements   -   Benefits   of
                  Ownership  to  be Provided Where Assignment  or
                  Novation Not Possible

(a) Seller and Mr. DeSaro shall use their best efforts to secure (and to assist Purchaser in securing) all consents and approvals required to effect the assignment of the Customer Contracts and other agreements to be transferred to Purchaser hereunder or under the Assumption Agreement. Seller and Mr. DeSaro agree that upon the written request of Purchaser, they will execute and return to Purchaser each and every assignment, consent to assignment or novation, or other document reasonably necessary to effect the transfer or execution of any Customer Contract or other contract, asset or benefit to be conveyed hereunder within two (2) business days after receipt of such document provided that such documents are reasonable in form and substance. Seller's and Mr. DeSaro's covenant in this regard shall be absolute and not subject to any right of non-performance for any reason, including breach by Purchaser, and Seller and Mr. DeSaro expressly acknowledges and agrees: (i) that this covenant is of critical importance to Purchaser; (ii) that its breach will cause Purchaser irreparable harm for which money damages alone will be difficult of ascertainment and inadequate; and (iii) that in the event of a breach hereof, Purchaser shall be entitled to immediate equitable relief in the form of an emergency, summary injunction or decree for specific performance without any requirement for the posting of any bond or undertaking.

(b) Seller  agrees that at Closing, John J. Goodwin and  John  J.
    Smith  shall  have  a  limited power of attorney  to  act  on


    Seller's behalf for the limited purpose of executing assignments, consents to assignment or novation and other documents necessary to effect the transfer of contracts, the Purchased Assets or the benefits thereof to Purchaser in cases where such documents, in addition to those executed and delivered at Closing, are required by a customer or other third party to effect the transfer or confer the benefit. This limited power of attorney shall take effect automatically in the event Seller fails to execute and return such documents to Purchaser within two business days in accordance with 4.13(a). Purchaser shall indemnify Seller pursuant to 1.03 for any damage caused to Seller as a result of such persons' acts or omissions.

(c) With respect to any Customer Contract or Assumed Liability to be conveyed hereunder to which Seller and Purchaser are not able to obtain a consent to assign or novate or which are otherwise not capable of assignment or novation, Purchaser shall nevertheless be deemed to be entitled to all beneficial interest in such Customer Contract or Assumed Liability as against Seller, and Seller shall use its best efforts to: (i) subcontract such Customer Contract or
    Assumed Liability to Purchaser on the same terms and conditions as the original (except that Seller shall retain all pre-closing liability as provided in 1.02 except as assumed as an Assumed Liability); and/or (ii) cooperate in any reasonable and lawful arrangement to provide to the Purchaser all the benefits of such Customer Contract or Assumed Liability, such as (but not limited to) re-hiring such of Purchaser's employees on a part-time, temporary basis as are necessary to perform such contractual obligations on Purchaser's behalf, provided Purchaser pays all Seller's costs and expenses associated with such re-hiring and work and assumes and indemnifies Seller against all costs and liability associated with such sub-contracting, re-hiring and performance of services.

          4.14   Intentionally Omitted


          4.15   Use of Proceeds to Pay Debts and Obligations

      Seller shall use all proceeds received from the sale of the Purchased Assets and the Related Agreements for the prompt discharge of all of Seller's liabilities when they become due except for the Assumed Liabilities.

          4.16   Continuation of Health Benefits

      Purchaser shall offer health insurance benefits to all employees of Seller that are now eligible to participate in Seller's health insurance benefit program.


          4.17   Transition  of Worker's Compensation and  401(K)
                  Plans

     Purchaser will provide Workers' Compensation benefits to all employees of Seller in accordance with applicable legal requirements for the period after Closing. To the extent permitted by the applicable plan documents, Purchaser shall merge Seller's 401(k) Plans into Purchaser's or Guarantor's 401(k) Plan in conformance with applicable laws and regulations as of the day of Closing. Purchaser shall hold Seller and Mr. DeSaro harmless from and against any and all liabilities or obligations arising out of Purchaser's failure to perform or properly perform all of Purchaser's obligations arising out of any such merger.

          4.18   Successor Payroll Issues

      Purchaser shall be the successor employer to Seller for purposes of post-Closing FICA taxes and reporting, FUTA taxes and reporting, and corresponding state payroll laws and regulations. Purchaser agrees to perform the obligations of a successor employer for such taxes and reporting purposes and will indemnify, defend and hold Seller harmless from and against any and all liabilities or obligations arising out of Purchaser's failure to perform or properly perform all of Purchaser's obligations as a successor employer of Seller for the purposes set forth in this section, including but not limited to completing accurately and completely all Forms 941, 940, W-2, W-3, related to obligations accruing after Closing required of Purchaser in its status as successor employer. Seller shall perform such obligations for pre-Closing accruals. This section shall not be construed to imply that Purchaser is liable as a successor employer or otherwise as a successor to Seller for any purpose except for the limited purposes set forth in this section. Seller does not represent or warrant that Purchaser will, in fact, be treated as the successor employer but Seller will not take any affirmative actions that would reasonably be expected to compromise Purchaser's ability to be treated as a successor employer.

          4.19   Intentionally Omitted


          4.20   Purchaser's Cost

      Whenever any goods or services are provided or procured by Purchaser under any covenant of Purchaser hereunder to do so or to correct or remedy Seller's breach, default, or deficiency of performance under any representation, warranty, or covenant of this Agreement, such goods or services shall be valued at Purchaser's Cost. "Purchaser's Cost" means Purchaser's actual, out-of-pocket cost of goods, materials or contracted services and direct cost of labor which shall include payroll taxes and all other variable direct costs associated with the labor provided. Purchaser shall use reasonable efforts to minimize Purchaser's costs incurred in connection with this Agreement to the extent that any such costs may be included within an Indemnified Claim.


        V.  CONDITIONS PRECEDENT TO SELLER'S AND MR. DESARO'S
                           OBLIGATIONS


      The obligation of Seller and Mr. DeSaro to close and to perform the covenants and actions required of them on the Closing
Date shall be subject to the satisfaction at or prior thereto of the following conditions precedent:

          5.01   Truth of Representations and Warranties

      Purchaser's and Guarantor's representations and warranties contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

          5.02   Performance

      Purchaser shall have performed and complied in all material respects with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date; and the Seller shall have received certificates signed by Purchaser dated the date of the Closing to that effect in form satisfactory to Seller.

          5.03   Documents

      Purchaser shall provide to Seller all of the documents and shall perform such acts as are prescribed in Section 8.03 or elsewhere in this Agreement.

          5.04   Authorization

      Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in effect on the Closing Date.

          5.05   Absence of Suit

      No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened against Purchaser, Seller or Mr. DeSaro or any of the officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.


          5.06   Payment of Purchase Price

       Purchaser   shall  have  tendered  the  cash   and   other
consideration  required to be paid or delivered at closing  under
Section 1.01(b) or otherwise in amounts not less than such amounts.

          5.07   Assumption of Liabilities

      The Purchaser shall have executed and delivered to Seller and Mr. DeSaro an Assumption Agreement in the form of Attachment
1.01(d) hereto providing for the assumption by the Purchaser of the Assumed Liabilities.

          5.08   Execution of Related Agreements

      The Purchaser shall have executed and delivered to Seller and Mr. DeSaro each Related Agreement referenced in 7.01.

          5.09   Opinion of Counsel

      Purchaser shall have delivered to the Seller before Closing the opinion of counsel to Purchaser, satisfactory to counsel for the Seller, in the form of Exhibit 5.09.


         VI.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      The obligation of the Purchaser to close and to perform the covenants and actions required of it on the Closing Date are subject to the satisfaction at or prior thereto of following conditions precedent:

          6.01   Truth of Representations and Warranties

      All representations and warranties of Seller and Mr. DeSaro contained in this Agreement shall be accurate in all material respects when made and as of the Closing Date regardless of knowledge or lack thereof on the part of Seller or Mr. DeSaro (except as otherwise provided herein) or changes beyond their control.


          6.02   Performance

      As of the Closing, Seller, Mr. DeSaro and any other party (other than Purchaser) to any Related Agreement shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement or any of the Related Agreements; and the Purchaser shall have received certificates signed by Seller dated the date of the Closing to that effect in form satisfactory to Purchaser.

          6.03   Absence of Suit

      No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced, against Purchaser, Seller or Mr. DeSaro or any affiliate, associate, officer or director of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

          6.04   Receipt of Approvals, etc.

     All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

          6.05   Authorization

      Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in effect on the Closing Date.

          6.06   Documents

      Purchaser shall have received all of the documents required to be delivered to it pursuant to Section 8.02 and elsewhere in this Agreement. Seller shall have delivered to the Purchaser at or prior to the Closing such other documents (including certificates of officers of Seller) as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.


          6.07   [Intentionally Omitted]


          6.08   Opinion of Counsel

      Seller shall have delivered to the Purchaser before Closing the opinion of counsel to Seller, satisfactory to counsel for the Purchaser, in the form of Exhibit 6.08.

          6.09        Accountant's Letter

      Seller shall deliver to the Purchaser on the day prior to the date of the Closing, a letter from the independent certified public accountants of Seller, addressed to the Purchaser, in form and substance satisfactory to the accountants and counsel for Purchaser, stating in effect:

(a) That they are independent certified public accountants with respect to Seller; and

(b) That, on the basis of a review of Seller's latest available unaudited interim financial statements (but not an examination made in accordance with generally accepted auditing principals), inquiries to certain officers and other employees of Seller responsible for financial and
    accounting  matters,  and  other  specified  procedures   and
    inquiries, nothing has come to their attention that has caused them to believe that:

      (1) There was any material decrease in the net current assets or net tangible stockholders' equity of Seller as compared with the amounts to be shown in the stub period financial statements, other than as disclosed in this Agreement or such decrease (which shall be set forth in such letter) as the Purchaser in its sole discretion shall accept or

      (2) There was any material decrease in revenues or income of Seller from those to be reflected on the stub period financial statements, other than as disclosed in this Agreement or any such decrease (which shall be set forth in such letter) as the Purchaser in it sole discretion shall accept.

(c) For purposes of this section, materiality is defined as any amounts exceeding $25,000.

          6.10   Intentionally Omitted


          6.11   No Governmental Action

      There  shall not have been any action taken,  or  any  law,
rule,   regulation,  order,  or  decree  proposed,   promulgated,

enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Purchaser of any of the Purchased Assets or of a material portion of the business of the Purchaser and its subsidiaries taken as a whole, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Purchased Assets or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

          6.12   Intentionally Omitted


          6.13   Repayment of Loans

      The loans identified in Schedule 2.13 owed to Seller shall have been repaid at or prior to the Closing in full or the Purchaser, in its sole discretion, shall have consented in writing to alternate arrangements for the repayment thereof.

          6.14   Execution of Related Agreements

     Seller or Mr. DeSaro, as applicable, shall have executed and delivered to Purchaser the Related Agreements referenced in 7.01.


                       VII.  RELATED AGREEMENTS


          7.01   Related Agreements

      The following related agreements (the "Related Agreements") shall be executed at Closing by the applicable parties:

(a) The Assumption Agreement in the form of Exhibit 1.02 hereto, pursuant to which Purchaser shall agree to assume and pay the scheduled Assumed Liabilities.

(b) The   Stockholders  Non-Competition  Agreement  between   the
    Stockholders and Purchaser in the form of Exhibit 7.01(b) pursuant to which the Stockholders will agree not to compete
    Purchaser for a period of one year after Closing.


(c) The Three Year Promissory Note (the "Note").

(d) An Employment Agreement between Purchaser and Mr. DeSaro pursuant to which Mr. DeSaro will be employed by Purchaser after Closing.

                         VIII.  CLOSING


          8.01   Closing and Closing Date

      The Closing of the transactions contemplated hereunder (the "Closing") shall take place at 11:00 a.m. on May 28th at the offices of ATC ENVIRONMENTAL INC. at 104 E. 25th Street, 10th Floor, New York, NY 10010-2917 (the "Closing Date"), or on such other date, time and place as the parties hereto may mutually agree upon in writing.

          8.02   Seller's Obligations at Closing

     At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser, in form reasonably satisfactory to Purchaser, the following:

(a) A Bill of Sale substantially in the form set forth in Attachment 8.02(a) and sufficient to effect and evidence the transfer, conveyance and delivery of the Purchased Assets.

(b) An assignment of all contracts, leases, licenses, certificates, names or other registrations or instruments intended to be transferred to Purchaser hereunder. Seller agrees to execute, for no further consideration, such additional assignments as clients or other parties to instruments to be conveyed hereunder shall reasonably require to effect the transfer thereof.

(c) A  release  and  satisfaction (or agreement  to  provide  the same) of each security interest, lien or encumbrance against any of the assets except those for which Purchaser has expressly assumed in full as an Assumed Liability either the obligation underlying such security interest or the responsibility for obtaining the release of such interest.

(d) A certificate or certificates, executed by the chief executive officer of Seller certifying that: (i) all representations and warranties of Seller contained in this Agreement are true and correct in all material respects in accordance with their terms at and as if made as of the Closing Date; and (ii) there has been full compliance in all material respects by Seller with all of their covenants and agreements in this Agreement.

(e) A resolution of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and

    all Related Agreements by Seller. If stockholder approval is required for Seller to effect this sale and the other agreements hereof, proof of such approval shall accompany the resolution.

(f) All   other   schedules,  certificates  and  other  documents
    required by this Agreement to be delivered on or before Closing.

(g) At any time or times on or after the Closing, Seller and Mr. DeSaro shall execute, acknowledge, and deliver any and all further assurances, documents, and instruments reasonably requested by Purchaser in order to effectively convey the
    Purchased  Assets and all ownership of such assets  free  and clear of encumbrances or title defects except as expressly authorized herein and shall take all other actions
    consistent  with  the  terms  of  this  Agreement  that   may
    reasonably be requested by Purchaser in order to effectuate the purposes and intent hereof.

          8.03   Purchaser's Obligations at Closing

     At Closing, Purchaser shall deliver or cause to be delivered to Seller and Mr. DeSaro, in form reasonably satisfactory to them, all documents and instruments required to be delivered by Purchaser to Seller or Mr. DeSaro by this Agreement and shall pay the Purchase price payable at Closing pursuant to Section 1.01(b).
      In addition, at Closing Purchaser shall deliver or cause to be delivered to Seller:

(a) Its certificate, executed by an authorized officer certifying that: (i) all representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects in accordance with their terms at and as if made as of the Closing Date; (ii) there has been full compliance in all material respects by Purchaser with all of its covenants and agreements in this Agreement; and
    (iii) approval of Purchaser's shareholders is not required for Purchaser's execution and performance of this Agreement and the Related Agreements.

(b) A  resolution  of  the Board of Directors  of  Purchaser  and
    Guarantor   authorizing   their   execution,   delivery   and
    performance of this Agreement.

(c) An executed original of the Assumption Agreement.

(d) Executed  original(s)  of  the  Stockholders  Non-Competition
    Agreement between Purchaser and Stockholders.

(e) Executed Three Year Promissory Note

(f) An executed original of the Employment Agreement between Purchaser and Mr. DeSaro.


(g) At any time or times on or after the Closing, Purchaser shall execute, acknowledge, and deliver any and all further assurances, documents, and instruments reasonably requested by Seller or Mr. DeSaro in order to effectively convey or assure payment for the Purchased Assets and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Seller in order to effectuate the purposes and intent hereof.

                  IX.  [Intentionally Omitted]


                        X.  MISCELLANEOUS


          10.01  Brokerage Fees

Neither the Purchaser, Seller nor Mr. DeSaro has consented to or authorized any broker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible party shall indemnify the other party(ies) against any loss or liabilities by reason of such broker's or finder's fees.

          10.02  Further Actions

     At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the transfer of the assets hereunder and the purposes of this Agreement.

          10.03  Availability of Equitable Remedies

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance without proof of irreparable injury or uniqueness of the assets to be conveyed.


          10.04  Survival

       Except as otherwise provided herein, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of the purchase price by the Purchaser irrespective of any investigation made by or on behalf of any party.

          10.05  Merger - Modification

      The Agreement and the Attachments, Exhibits, Schedules and Related Agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

          10.06  Notices

       All notices, elections, payments, reports or other correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when personally delivered, mailed by certified mail or delivered by a nationally recognized overnight express courier, postage fees prepaid, to the party to whom directed at the below specified addresses:

A.  If to Seller and/or Mr. DeSaro:
    Mr. Ciro DeSaro, President
    3D Information Services, Inc.
    6 Rowlands Road
    Flemington, NJ 08822

    with a copy to:

    Mark H. Chazin, Esq.
    Gebhardt & Kiefer
    1318 Route 31
    CN 4001
    Clinton, NJ 08809

B.  If to Purchaser and/or  Guarantor:
     For Purchaser:
     Mr. John J. Goodwin, President
     ATC InSys Technology Inc.
     104 East 25th Street
     New York, NY  10010


     For Guarantor
     Mr. Morry Rubin, President & CEO
     ATC Environmental Inc.
     104 East 25th Street
     New York, NY 10010

     With a copy to:
     Mr. John J. Smith, Esq.
     ATC Environmental Inc.
     PO Box 1148
     1515 East 10th Street
     Sioux Falls, SD 57101

Any such notice shall be deemed given at the time of personal delivery, three days after deposit with the mail or one day following deposit with an overnight express courier. The address of a party may be changed in accordance with the notice provisions of this section.

          10.07  Waiver

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          10.08  Binding Effect

      The provisions of this Agreement shall be binding upon and inure to the benefit of Seller, the Purchaser, the Guarantor and their respective successors and assigns and Mr. DeSaro and his assigns, heirs, and personal representatives, and shall inure to the benefit of the Indemnitees and their respective successors, assigns, heirs, and personal representatives.

          10.09  No Third-Party Beneficiaries

      This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.08).


          10.10  Separability

      If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances unless the result thereof would result in an unjust modification of the balance of rights and obligations hereunder.

          10.11  Headings

     The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          10.12  Governing Law; Venue; Jurisdiction

      To the extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflict of laws. The parties acknowledge that New Jersey is the proper forum for the litigation of any dispute arising out of or in connection with this Agreement and the transactions contemplated hereby and hereby consent to the exercise of jurisdiction over them by the courts of the State of New Jersey and agree that any service upon them under the procedures of the New Jersey "long arm" court rule and/or law will be proper to give jurisdiction to the courts of the State of New Jersey.

          10.13  Separate Counterparts

      This Agreement is being executed in several identical counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

          10.14  Incorporation   of   Recitals,   Exhibits    and
                  Schedules

      All exhibits, schedules and Related Agreements attached hereto are incorporated herein by this reference and expressly made a part of this Agreement. For the purposes of this Agreement, disclosure of information or statements made under any schedule or exhibit to this Agreement shall constitute disclosure under this Agreement and any and all other schedules or exhibits to this Agreement or in any Related Agreements where such information or statements may be deemed to be relevant.


          10.15  Non-Working Dates

      When any date on which payment or any other performance is due under this agreement falls on a Saturday, Sunday or national holiday, such payment or performance shall be due on the next business day following such date.

          10.16  Opportunity to Cure

      All parties to this Agreement shall be afforded a period of five (5) days following notice thereof to cure any alleged breach of this Agreement unless the loss threatened by such breach is of such gravity to require immediate action.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth in the opening paragraph hereof.

ATC   InSys  Technology  Inc.       3D  Information Services Inc.

    /s/ John J. Goodwin                 /s/ Ciro DeSaro
By ___________________________      By__________________________
   John J. Goodwin, President       Ciro DeSaro, President

       May 28, 1996                         May 28, 1996
Date:-------------------------      Date:-----------------------

ATC Environmental Inc.

      /s/ Ellen B. Miller              /s/ Ciro DeSaro
By: --------------------------      ----------------------------
    Ellen B. Miller,  Counsel       Ciro DeSaro, Individually

        May 28, 1996                         May 28, 1996
Date:-------------------------      Date: ----------------------


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